UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	8550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Mistras Group, Inc. (the “Company”) held its 2025 annual shareholders meeting on May 19, 2025. Shareholders (a) elected the seven nominees to the Company’s Board of Directors for one-year terms, (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025, and (c) approved the Company’s executive compensation programs. These were the only matters voted upon at the meeting. The voting results are set forth below.

1. The seven nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
Nicholas DeBenedictis	25,574,971	378,035	3,446,625
James J. Forese	25,184,190	768,816	3,446,625
Richard H. Glanton	25,141,112	811,894	3,446,625
Michelle J. Lohmeier	25,618,561	334,445	3,446,625
Charles P. Pizzi	25,334,585	618,421	3,446,625
Natalia Shuman	25,448,128	504,878	3,446,625
Manuel N. Stamatakis	25,121,536	831,470	3,446,625

2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025 was ratified based upon the following votes:

Number of Votes
Votes for approval	28,881,623
Votes against	474,103
Abstentions	43,905

There were no broker non-votes for this item.

3. The advisory vote on the Company’s executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	25,202,357
Votes against	518,081
Abstentions	232,568
Broker Non-votes	3,446,625

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 23, 2025	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

3